Exhibit 99

                                  PRESS
                                  RELEASE

                                  CONTACT: Terry Baxter
                                  603-640-2229


                            WHITE MOUNTAINS COMPLETES
                             BERMUDA REDOMESTICATION

HANOVER, New Hampshire/ HAMILTON, Bermuda, October 25, 1999 - White Mountains Insurance Group today completed its previously announced redomestication from Delaware to Bermuda. Shareholders gave final approval to the transaction on October 22nd.

White Mountains' President and CEO Tom Kemp said, "We have completed a significant milestone in our corporate development. We are pleased to be joining a distinguished group of Bermuda-based international insurance industry leaders."

The reorganization is structured to be tax-free to shareholders. Shareholders automatically will become holders of White Mountains Insurance Group, Ltd, the new Bermuda company, which will continue to trade on the New York Stock Exchange as "WTM." The management and business operations of White Mountains will not be significantly changed. The Company can still be contacted at 80 South Main Street, Hanover, New Hampshire, or at Clarendon House, 2 Church Street, Hamilton, Bermuda.

White Mountains Insurance Group, Ltd. (formerly Fund American Enterprises Holdings, Inc.) can be found at whitemountains.com. It's principal affiliates are: Financial Security Assurance (FSA) and Folksamerica of New York City; Main Street America, Keene, New Hampshire; American Centennial Insurance Company, Wilmington, Delaware, and Peninsula Insurance Company, Salisbury, Maryland. White Mountains is listed on the New York Stock Exchange under the symbol WTM.




                      White Mountains Insurance Group, Ltd.
                              80 South Main Street
                                Hanover, NH 03755
                                 (603) 643-1567